                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        December 29, 2004
                                                        (December 21, 2004)

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                         NorthStar Realty Finance Corp.
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             (Exact name of registrant as specified in its charter)

   Maryland                         001-32330                    11-3707493
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(State or other                    (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

                 527 Madison Avenue, 16th Floor, New York 10022
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               (Address of principal executive offices) (Zip Code)

                                 (212) 319-8801
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                         NorthStar Realty Finance Corp.
                           Current Report on Form 8-K

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 21, 2004, NRFC DB Holdings, LLC ("NRFC DB"), a subsidiary of NorthStar Realty Finance Corp. (the Company") entered into a $150 million master repurchase agreement with Deutsche Bank AG, Cayman Islands Branch
("Deutsche Bank"). NRFC DB paid Deutsche Bank $300,000 of a $600,000 structuring fee upon the execution of the agreement and will pay the remaining $300,000 by
March 31, 2005. This credit facility may be used to finance mortgage loans secured by first liens on commercial or multifamily properties, junior participation interests in mortgage loans secured by first or second liens on commercial or multifamily properties, mezzanine loans secured by a pledge of the entire ownership interest in a commercial or multifamily properties, B- or higher rated commercial mortgage backed securities and BB- or higher rated real estate collateralized debt obligations or debt securities issued by a real estate investment trust.

         Amounts borrowed under the facility bear interest at one-month LIBOR plus a spread which ranges from 0.75% to 2.25% depending on the type of asset for which the amount is borrowed. In addition, NRFC DB must pay a usage fee equal to 0.60% of the purchase price of the asset for which an amount is borrowed. The Company has agreed to guaranty amounts borrowed by NRFC DB under the facility up to a maximum of $20 million.

         The facility has an initial three-year term. NRFC DB may extend the facility for one additional year if it is not in default and pays an extension fee of 0.25% of the aggregate outstanding amount under the facility. If NRFC DB extends the term of the facility, it will be required to retire 25% of the aggregate outstanding amount each quarter during the remaining year of the term.

         The debt that may be outstanding under the facility is subject to a number of terms, conditions and restrictions including, without limitation, scheduled interest payments, the maintenance of certain margin percentages on amounts outstanding under the facility and exit fees. If the market value of an asset securing outstanding debt declines, NRFC DB may be required to satisfy a margin call by paying cash or providing additional collateral. Failure to meet any margin call could result in an event of default which would enable Deutsche
Bank to exercise various rights and remedies including acceleration of the maturity date of the debt outstanding under the facility and the sale of the collateral. If NRFC DB decides to repay debt outstanding under the facility prior to the maturity date of the debt, it will generally be required to pay an exit fee equal to 0.50% of the repurchase price of the asset securing the debt to be repaid.

         As of December 29, 2004, NRFC DB has borrowed approximately $15.4 million under this facility to finance a recently acquired mezzanine loan. This amount bears interest at a per annum rate equal to one-month LIBOR plus 1.25%, payable monthly.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 29, 2004                   NORTHSTAR REALTY FINANCE CORP.

                                            By:      /s/ Mark E. Chertok
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                                                Name: Mark E. Chetok
                                                Title: Chief Financial Officer